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                                                                    EXHIBIT 21.1




                                SUBSIDIARIES

                                     OF

                          THE MEN'S WEARHOUSE, INC.



                            TMW Texas Retail L.P.

                           TMW Texas Limited, Inc.

                           TMW Texas General, Inc.

                         TMW Licensing Company, Inc.

                            TMW Licensing I, Inc.

                           TMW Licensing II, Inc.

                      TMW Washington Distribution, Inc.

                         Value Priced Clothing, Inc.

                       Value Prices Clothing II, Inc.

                       Value Priced Liquidators, Inc.

                      The Men's Wearhouse Nevada, Inc.

                         Renwick Technologies, Inc.